Exhibit 10.3

QUEPASA CORPORATION

Common Stock Purchase Warrant

(Series 2)

Warrant No.: MATT No. 2	1,000,000 Shares of Common Stock

Issued as of October 17, 2006 (the “Issue Date”)

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE, AND NEITHER THIS WARRANT NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN EXEMPTION THEREFROM, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH EXEMPTION APPLIES AND THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Expires and is void after 5:00 p.m. E.S.T.

October 17, 2016 (the “Expiration Date”).

Warrant for the Purchase of Common Stock, Par Value $.001 Per Share

QUEPASA CORPORATION

FOR VALUE RECEIVED, QUEPASA CORPORATION, a Nevada corporation with its offices at 7550 E. Redfield Road, Suite A, Scottsdale, AZ 85260 (the “Company”), hereby certifies that MEXICANS & AMERICANS TRADING TOGETHER, INC. a Delaware corporation, or its assigns (the “Holder”), is entitled to purchase upon exercise of this warrant (the “Warrant”), subject to the provisions hereof, from the Company, at a price per share set forth in the Section 1 hereof (the “Exercise Price”), the number of fully paid and non-assessable shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth above (the “Warrant Shares”), subject to adjustment as provided in Section 8 hereof. Capitalized terms used herein but not defined shall have the meanings assigned them in that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and Holder (the “Securities Purchase Agreement”).

1. EXERCISE PRICE. The Exercise Price for any shares of Common Stock purchased upon exercise of this Warrant shall be $15.00 per share, subject to adjustment as provided herein.

2. EXERCISE OF WARRANT. Subject to the terms and conditions set forth herein, this Series 2 Warrant shall be exercisable (in whole or in part) during the term commencing on the

Issue Date hereof and ending at 5:00 p.m., Eastern Standard Time, on the Expiration Date set forth above (the “Exercise Period”). At any time during the Exercise Period, this Warrant shall be exercisable (in whole or in part) by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder of in writing), with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the applicable Exercise Price in lawful money of the United States of America in the form of cash or its equivalent, subject to adjustment as set forth herein, or any lesser number set forth in the Purchase Form. Upon receipt by the Company of this Warrant at its principal office, in proper form for exercise, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not be actually delivered to Holder at the time of such exercise.

3. ISSUANCE OF CERTIFICATE FOR WARRANT SHARES. Subject to Section 3.1 of the Securities Purchase Agreement and Section 10 of this Warrant, as soon as practicable after the exercise of this Warrant, and in any event within ten (10) days following such exercise, the Company at its expense will cause to be issued in the name of, and delivered to, Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled upon such exercise. Additionally, upon delivery of the certificate to Holder, the Company shall, in lieu of any fractional shares of Common Stock to which Holder would have otherwise herein been entitled upon the exercise of this Warrant, pay to Holder cash in an amount to be determined by and in accordance with Section 5 hereof. If Holder chooses to exercise this Warrant in part, then, in addition to delivering to Holder a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise, the Company shall also deliver to Holder a new Warrant of like tenor and date exercisable for the remaining number of Warrant Shares.

4. SHARES FULLY PAID; RESERVATION OF SHARES. The Company represents to Holder that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant and payment of the Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, free from all preemptive rights therein, as shall be required to provide for the exercise of this Warrant. The Warrant Shares are subject to the terms, rights and provisions set forth in the Company’s articles of incorporation, as amended and/or restated from time to time.

5. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to Holder an amount in cash equal to such fraction multiplied by the weighted average closing price of the Common Stock of the Company for the five days prior to the day of exercise.

6. TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant may be assigned by Holder to another person or entity in accordance with the transfer provisions hereof; provided that such assignment shall comply with the provisions of Section 3.1, of the Securities Purchase Agreement and Section 10 of this Warrant. Upon satisfaction of such terms and conditions, and upon surrender of this Warrant to the Company accompanied by a duly executed assignment form, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be terminated and canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) the delivery by the Holder to the Company of a reasonably satisfactory affidavit of loss and indemnity (but without any requirement to provide security or post a bond) by Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed, or mutilated, and shall be at any time enforceable by anyone.

7. RIGHTS OF THE HOLDER. Holder shall not, by virtue of this Warrant, be entitled to any of the rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant, provided that Holder may be entitled to other rights as set forth in other agreements and/or by virtue of being a stockholder in the Company.

8. ADJUSTMENT PROVISION.

8.1 The number of Warrant Shares issuable hereunder shall be proportionately adjusted upon the occurrence of any Adjustment Event (as hereinafter defined) such that Holder hereof shall have the right to receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such securities, money or other property as would have been issued or delivered to Holder if Holder had exercised this Warrant and had received such Warrant Shares immediately prior to such Adjustment Event. Upon any adjustment of the Warrant Shares pursuant to the preceding sentence, the Exercise Price shall be adjusted such that the new Exercise Price is equal to the result obtained by dividing (a) the product of (i) the number of Warrant Shares or other securities issuable under this Warrant immediately prior to such adjustment, and (ii) the Exercise Price in effect immediately prior to such adjustment, by (b) the number of Warrant Shares or other securities issuable under this Warrant immediately after such adjustment. As used herein “Adjustment Event” shall mean (a) any reclassification, capital reorganization, recapitalization, stock dividend, stock split or other capital reorganization or change of securities of the class or series issuable upon the exercise of this Warrant, (b) any consolidation or merger of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of securities of the class or series issuable upon exercise of this Warrant), (c) any sale, lease or conveyance to another person or entity of all or substantially all the assets of the Company, or (d) an adjustment pursuant to Section 8.2 below. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to Holder at the last address of Holder appearing on the books of the Company, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

8.2 Until the earlier of the Expiration Date or the date this Warrant is transferred, in whole or in part, by the original Holder hereof, the Exercise Price of this Warrant shall be subject to adjustment as follows:

(a) Pursuant to the terms of the Support Agreement dated as of the date hereof, between the Company and Holder, the Company is obligated to deliver quarterly to the Holder a “Revenue Report” setting forth the “Investor-Related Revenue” (such Investor-Related Revenue, including any adjustment thereto pursuant to the terms of the Support Agreement, is referred to herein as the “Holder Related Revenue”). The obligation to deliver such Revenue Report reporting the Investor-Related Revenue and all related dispute provisions relating thereto shall be deemed to be set forth herein.

(b) Upon the delivery to Holder of the Revenue Report, the Exercise Price shall be adjusted as follows (provided, that any adjustment shall first be made to the exercise price of the Series 1 Common Stock Purchase Warrant issued to Holder by Company (the “Series 1 Warrant”, and Holder Related Revenue shall not adjust the Exercise Price of this Warrant to the extent such Holder Related Revenue is applied to adjust the exercise price of the Series 1 Warrant):

	AEP	=	EP – ((HRR/WS) * 2)

Where:	EP	=	the then-current Exercise Price

	AEP	=	the adjusted Exercise Price

	HRR	=	Holder-Related Revenue for the period covered by the
Revenue Report
	WS	=	the number of Warrant Shares issuable upon exercise of the
Warrant immediately prior to such adjustment

For example, if certified Holder-Related Revenue for the first fiscal quarter following the Issue Date equals $500,000, and no portion of such Holder-Related Revenue is applied to adjust the Exercise Price of the Series 1 Warrant, then the Exercise Price hereunder would be adjusted as follows:

AEP	=	$15.00 – (($500,000/1,000,000) * 2)
	=	$15.00 - ($0.50 * 2)
	=	$15.00 - $1.00
	=	$14.00

If certified Holder-Related Revenue for a subsequent fiscal quarter equals $750,000, then the Exercise Price hereunder would be further adjusted as follows:

AEP	=	$14.00 – (($750,000/1,000,000) * 2)
	=	$14.00 - ($0.75 * 2)
	=	$14.00 - $1.50
	=	$12.50

(c) Anything in this Section 8.2 to the contrary notwithstanding, (i) in no event may the Exercise Price be adjusted pursuant to this Section 8.2 to less than $10.00 per Warrant Share (such number subject to adjustment pursuant to Section 8.1 above to the same extent as the Exercise Price) and if, at any time the Exercise Price of this Warrant is equal to or less than $10.00 per Warrant Share (such number subject to adjustment pursuant to Section 8.1 above to the same extent as the Exercise Price), then no further adjustments shall be made pursuant to this Section 8.2, and (ii) any adjustments pursuant to this Section 8.2 shall affect the Exercise Price only, and not the number of Warrant Shares issuable upon exercise of this Warrant.

8.3 The foregoing provisions of this Section shall similarly apply to successive Adjustment Events. These provisions are not meant to broaden or lessen any rights Holder has with respect to the underlying securities available for purchase pursuant to the terms of this Warrant.

9. NOTICE TO HOLDERS. Subject to the notice provisions of Section 2 hereof, so long as this Warrant shall be outstanding: (a) if the Company shall pay any dividend or make any distribution upon its Common Stock; (b) if the Company shall offer to the holders of its Common Stock for subscription or purchase by them any share of any class or any other rights; or (c) if any capital reorganization of the Company (including, without limitation, any recapitalization, stock dividend, stock split or other capital reorganization), reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation or other entity, sale, lease or transfer of all or substantially all of the property and assets of the Company to another person or entity, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to Holder, at least ten (10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Upon any adjustment of this Warrant as provided herein, then and in each such case the Company shall give prompt written notice thereof, by first class mail, postage prepaid, addressed to Holder of this Warrant at its address registered on the books of the Company, which notice shall state (i) the increase or decrease, if any, in the Exercise Price resulting from such adjustment, and (ii) the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, and (iii) any change in the type of security issuable upon exercise hereof setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

10. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, and therefore agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect, or (b) an exemption from any such registration and qualification (including the delivery of investment representation letters and legal opinions reasonable satisfactory to the Company, if such are requested by the Company). Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

11. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

12. MAILING OF NOTICES, ETC. All notices and other communications from the Company to Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by Holder. All notices and other communications from Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth on the signature page hereof. If the Company should at any time change the location of its principal office to a place other than as set forth in the initial paragraph hereof, it shall give written notice to Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

13. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the Company and Holder.

14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of laws principles of that or any other state.

[Signatures on following page]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is executed and dated as of the Issue Date set forth above.

QUEPASA CORPORATION 7550 E. Redfield Road, Suite A Scottsdale, AZ 85260 Fax: (480) 951-0221 Attn: Robert B. Stearns

By:	/s/ Robert B. Stearns
Name:	Robert B. Stearns
Title:	Chairman and Chief Executive Officer

PURCHASE FORM

Dated:                     , 200    .

The undersigned, pursuant to the provisions set forth in the attached Warrant No. MATT No. 2, hereby irrevocably elects to purchase              shares of the Common Stock covered by such Warrant for the Exercise Price per share as calculated pursuant to the terms of such Warrant and herewith makes payment of $                                  representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant.

INSTRUCTIONS FOR REGISTRATION OF STOCK

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